AMENDMENT NO. 2
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated July 24, 2001, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, Lincoln Benefit Life Insurance Company, a Nebraska life insurance company, and ALFS, Inc., a Delaware corporation, is hereby amended as follows:
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A

	SEPARATE ACCOUNTS	CONTRACTS FUNDED BY THE
FUNDS AVAILABLE UNDER THE POLICIES	UTILIZING THE FUNDS	SEPARATE ACCOUNTS
Series I shares
AIM V.I. Dent Demographic Trends Fund	Lincoln Benefit Life	• LBL Advantage
Variable Annuity Account
Effective May 1, 2004
	Lincoln Benefit Life	• Consultant Accumulator VUL
AIM V.I. Basic Value Fund	Variable Life Account	• Consultant Protector VUL
AIM V.I. Capital Appreciation Fund
AIM V.I. Mid Cap Core Fund
AIM V.I. Premier Equity Fund

Series II shares
AIM V.I. Basic Value Fund	Lincoln Benefit Life	• Consultant Solutions Classic
AIM V.I. Capital Appreciation Fund	Variable Annuity Account	• Consultant Solutions Plus
AIM V.I. Dent Demographic Trends Fund		• Consultant Solutions Elite
AIM V.I. Mid Cap Core Fund		• Consultant Solutions Select
AIM V.I. Premier Equity Fund
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective Date: January 1, 2004.

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Jim Coppedge		By:	/s/ Robert H. Graham
	Name:	Jim Coppedge		Name:	Robert H. Graham
	Title:	Assistant Secretary		Title:	President

AIM DISTRIBUTORS, INC.

Attest:	/s/ Jim Coppedge		By:	/s/ Gene Needles
	Name:	Jim Coppedge		Name:	Gene Needles
	Title:	Assistant Secretary		Title:	President

LINCOLN BENEFIT LIFE INSURANCE COMPANY

Attest:	/s/ Kari Stanway		By:	/s/ Timothy N. Vander Pas
	Name:	Kari Stanway		Name:	Timothy N. Vander Pas
	Title:	Fund Relationship Manager		Title:	Assistant Vice President
ALFS, INC.

Attest:	/s/ Kari Stanway		By:	/s/ J. Kevin McCarthy
	Name:	Kari Stanway		Name:	J. Kevin McCarthy
	Title:	Fund Relationship Manager		Title:	President